UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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(Rule 14a-101)
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JOHNSON & JOHNSON

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JOHNSON & JOHNSON (JNJ)

Johnson & Johnson is the first corporation to team with Moxy Vote, an online voting platform that allows shareholders to electronically cast their annual proxy votes. Our shareholders are an integral part of our company’s success, and we recognize and value your input in our business. We want to make your ability to communicate with us as effortless as possible, and teaming with Moxy Vote technology is our latest innovation in this area. Johnson & Johnson is embracing this innovative technology as another way to communicate with our valued shareholders. Every year, our shareholders receive our annual report and a proxy statement of issues to be voted on. We also provide easy ways for our shareholders to sign up to receive annual reports and proxy materials electronically; optimize our website for viewing on mobile devices; and use audio and video podcasts for select investor events. However you choose to do so, please vote. Stay informed about Johnson & Johnson at www.jnj.com and www.investor.jnj.com. Johnson & Johnson has been a publicly traded company on the New York Stock Exchange since 1944, and is part of the S&P 500 Index and the Dow Jones Industrial Average.

Overview	Key Dates		Key Documents

	MEETING:	ONLINE VOTING ENDS:	Company Annual Report (FORM 10K) [hyperlink to Form 10-K]

Proxy Solicitation Filings (DEF 14A) [hyperlink to Proxy Statement]

Proxy Statement Summary	General Information Johnson & Johnson and the 2012 annual meeting.	Corporate Governance Our board, directors and communication.	Executive Compensation How we compensate our leadership team.	Other Information Information concerning other items on the proxy ballot.

	Read more [hyperlink to summary page with link to full Johnson & Johnson 2012 Proxy Statement]	Read more [hyperlink to summary page with link to full Johnson & Johnson 2012 Proxy Statement]	Read more [hyperlink to summary page with link to full Johnson & Johnson 2012 Proxy Statement]	Read more [hyperlink to summary page with link to full Johnson & Johnson 2012 Proxy Statement]

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GENERAL INFORMATION (see pages 2-5 of the 2012 Proxy Statement [hyperlink to full Johnson & Johnson 2012 Proxy Statement])
This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting: Annual Meeting of Shareholders
Date: Thursday, April 26, 2012
Time: 10:00 a.m., Eastern
Location: Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey
Record Date: February 28, 2012
Ticket Requests: AnnualMeeting@its.jnj.com
Stock Symbol: JNJ
Exchange: NYSE
Common Stock Outstanding: 2.75 billion shares
Registrar & Transfer Agent: Computershare

State of Incorporation: New Jersey
Year of Incorporation: 1887
Public Company Since: 1944

Corporate Headquarters: One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
Corporate Website: www.jnj.com
Investor Relations Website: www.investor.jnj.com
Annual Report: www.investor.jnj.com/annual-reports.cfm

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CORPORATE GOVERNANCE (see pages 6-26 of the 2012 Proxy Statement [hyperlink to full Johnson & Johnson 2012 Proxy Statement])
This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

Director Nominees: 13
Mary Sue Coleman (Independent)
James G. Cullen (Independent)(Presiding)
Ian E. L. Davis (Independent)
Alex Gorsky (Management)
Michael M. E. Johns (Independent)
Susan L. Lindquist (Independent)
Anne M. Mulcahy (Independent)
Leo F. Mullin (Independent)
William D. Perez (Independent)
Charles Prince (Independent)
David Satcher (Independent)
William C. Weldon (Management)(Chairman)
Ronald A. Williams (Independent)

Director Term: One year
Director Election Standard: Majority of votes cast
Board Meetings in 2011: 12

Standing Board Committees (Meetings in 2011): Audit (4), Compensation & Benefits (9),
Nominating & Corporate Governance (4), Public Policy Advisory (4), Science & Technology Advisory (5), Finance (0)
Supermajority Voting Requirements: No
Shareholder Rights Plan: No
Corporate Governance Materials: www.investor.jnj.com/governance
Board Communication: www.investor.jnj.com/governance/communication.cfm

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EXECUTIVE COMPENSATION (see pages 27-64 of the 2012 Proxy Statement [hyperlink to full Johnson & Johnson 2012 Proxy Statement])
This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

CEO: W. C. Weldon (age 63; tenure as CEO: 10 years)
CEO 2011 Total Direct Compensation:
Base Salary: $1.9 million
Annual Performance Bonus: $3.1 million
Long-Term Incentives: $13.4 million

Major Design Changes for 2012:
• Introducing Performance Share Units
• Ceasing use of legacy cash-based Certificates of Long-term Performance

New mix of executive officer long-term incentives:
• 50% Performance Share Units
• 30% Stock Options
• 20% Restricted Share Units

Employment Agreement: No
Change-In-Control Agreement: No
Stock Ownership Guidelines: Yes
Recoupment Policy: Yes
Hedging Policy: Yes

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OTHER ITEMS TO BE VOTED ON (see pages 65-82 of the 2012 Proxy Statement [hyperlink to full Johnson & Johnson 2012 Proxy Statement])
This summary highlights information contained in the Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

Advisory Vote to Approve Named Executive Officer Compensation
Approval of 2012 Long-Term Incentive Plan
Ratification of Appointment of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP)

Shareholder Proposals on:
• Independent Board Chairman
• Binding Vote on Political Contributions
• Adopting Non-Animal Methods for Training